SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 31, 2012

JINZANGHUANG TIBET PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-53254	26-2443288
(State of other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Leling Economic Development Zone, Kaiyuan East Blvd., Dezhou, Shandong Province, P.R. China 253600
(Address of principal executive offices) (Zip Code)

86-534-2111-962
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sale of Equity Securities

On July 31, 2012 the Registrant sold 10,000,000 shares of common stock to seven unrelated individuals in a private offering.  The purchase price for the shares was $.10 per share, or a total of $1 million.  The shares were sold to individuals who are accredited investors and were purchasing for their own accounts.  The offering, therefore, was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) and Section 4(5) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JINZANGHUANG TIBET PHARMACEUTICALS, INC.
Dated: August 6, 2012	By: /s/ Xue Bangyi
Xue Bangyi
Chief Executive Officer